Exhibit 10.1


                                   GRACO INC.
                         NONEMPLOYEE DIRECTOR STOCK PLAN
                                    ("PLAN")

    1. Purpose of the Plan. The purpose of the Graco Inc. Nonemployee Director Stock Plan (the "Plan") is to provide an opportunity for nonemployee members of the Board of Directors (the "Board") of Graco Inc. ("Graco" or the "Company") to increase their ownership of Graco Common Stock ("Common Stock") and thereby align their interest in the long-term success of the Company with that of the other shareholders.

    2. Eligibility. Directors of the Company who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in this Plan ("Eligible Directors").

    3. Administration. This Plan will be administered by the Secretary of the Company (the "Administrator"). Since the issuance of shares of Common Stock pursuant to this Plan is based on elections made by Eligible Directors, the Administrator's duties under this Plan will be limited to matters of interpretation and administrative oversight. All questions of interpretation of this Plan will be determined by the Administrator, and each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons. The Administrator will not be liable for any action or determination made in good faith with respect to this Plan.

   4.  Election to Receive Stock and Stock Issuance.

      4.1. Election to Receive Stock in Lieu of Cash. On forms provided by the Company, each Eligible Director may irrevocably elect ("Stock Election") to receive, in lieu of cash, shares of Common Stock having a Fair Market Value, as defined in Section 4.3, equal to 25%, 50%, 75% or 100% of the annual cash retainer (the 'Retainer") payable to that director for services rendered as a director ("Participating Director"). A Stock Election shall apply only to the Retainer and not to any fees payable for attendance at Board or Committee meetings. Eligible Directors are customarily paid the Retainer in quarterly installments in arrears at the end of each fiscal quarter. Any Stock Election must be received by the Company at least six months in advance of the commencement of the first fiscal quarter with respect to which such election is made. Any Stock Election may only be amended or revoked ("Amended Stock Election") in accordance with the procedure set forth in Section 4.4.

       4.2. Issuance of Stock in Lieu of Cash. Shares of Graco Common Stock having a Fair Market Value equal to the amount of the Retainer so elected shall be issued to each Participating Director when each quarterly installment of the Retainer is customarily paid. The Company shall not issue fractional shares. Whenever, under the terms of this Plan, a fractional share would be required to be issued, an amount in lieu thereof shall be paid in cash for such fractional share based upon the same Fair Market Value as was utilized to determine the number of Shares to be issued on the relevant issue date. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of the Retainer in shares of Common Stock, he shall receive the balance of the quarterly installment in cash.

       4.3 Fair Market Value. For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Company's Common Stock on the New York Stock Exchange-Composite Transactions on the last business day of the fiscal quarter for which such shares are issued.

       4.4. Change in Election. Each Participating Director may irrevocably elect in writing to change an earlier Stock Election, either to receive a different percentage of that director's Retainer in shares of Common Stock or to receive the entire Retainer in cash (an "Amended Stock Election"). Such Amended Stock Election shall not become effective until the first fiscal quarter commencing at least six months after the date of receipt of such Amended Stock Election by the Company.

       4.5 Termination of Service as a Director. If a Participating Director leaves the Board before the conclusion of any fiscal quarter, he will be paid the quarterly installment of the Retainer entirely in cash, notwithstanding that a Stock Election or Amended Stock Election is on file with the Company. The date of termination of a Participating Director's service as a director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company.

   5. Shares Available for Issuance.

      5.1. Maximum Number of Shares Available. The maximum number of shares of the Company's Common Stock, par value $1.00 per share, that will be available for issuance under this Plan will be 100,000 shares, subject to any adjustments made in accordance with the provisions of Section 5.2. At the election of the Administrator, the shares of Common Stock available for issuance under this Plan may be either authorized but unissued shares or treasury shares. If treasury shares are used, all references in the Plan to the issuance of shares will be deemed to mean the transfer of shares from treasury.

       5.2. Adjustments to Shares. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, an appropriate adjustment will be made in the number and/or kind of securities available for issuance under the Plan to prevent either the dilution or the enlargement of the rights of the Eligible and Participating Directors.

      6.    Limitation on Rights of Eligible and Participating Directors.

            6.1. Service as a Director. Nothing in this Plan will interfere with or limit in any way the right of the Company's Board or its shareholders to remove an Eligible or Participating Director from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company's Board or its shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

            6.2. Nonexclusivity of the Plan. Nothing contained in this Plan is intended to effect, modify or rescind any of the Company's existing compensation plans or programs or to create any limitations on the Board's power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

      7. Plan Amendment, Modification and Termination. The Board may suspend or terminate this Plan at any time. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company's best interests; provided, however, that no amendments to this Plan will be effective without approval of the Company's shareholders, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended, or the rules of the New York Stock Exchange. In addition, the Plan may not be amended more than once every six months other than to conform it with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

      8. Effective Date and Duration of the Plan. This Plan shall become effective as of the date the Company's shareholders approve it and will terminate on December 31, 2003, unless earlier terminated by the Company's Board.

      9.    Miscellaneous.

            9.1 Securities Law and Other Restrictions. Notwithstanding any other provision of this Plan or any Stock Election or Amended Stock Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

      9.2. Governing Law. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.